EXHIBIT 10.10
 Investment Banking Agreement dated as of November 18, 2001, between Diversified
  Investors Capital Services of NA, Inc. and Electronic Control Security Inc.

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                       MANAGEMENT AND CONSULTING AGREEMENT

      This Consulting Agreement is made effective as of the 18th day of November 2001 by an between Diversified Investors Capital Services of NA, Inc., a Delaware corporation ("Consultant"), and Electronic Control Security, Inc., a New Jersey corporation ("Client") with respect to the following:

                                    PREMISES

      WHEREAS, Consultant has rendered and continues to render valuable services to Client in connection with various management, marketing, business planning and acquisition strategies; and

      WHEREAS, Client desires to retain Consultant to continue to assist Client in such areas.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreement contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged. Client and Consultant agree as follows:

1. Engagement of Consultant.

      Client hereby retains Consultant to render the services described below and the Consultant hereby accepts such engagement to continue to assist Client in the following areas:

      A. Reviewing, analyzing and assisting the Client in the preparation of a definitive business plan describing the Client's business, financial condition and future business potential;

      B. Introducing Client to potential customers ("Customers'), advising Client in connection with sales proposals to Customers and assisting the Client in negotiating sales transactions with Customers;

      C. Meeting with management and assisting management in developing and implementing marketing campaigns regarding the Client's products and services,

      D. Analyzing and providing advice to management in connection with potential acquisition candidates including review of the financial, business and operating history of such candidates;

      E. Introducing Client to banks, lenders and other financing sources;

      F. Advising the Client in connection with management, marketing and financing strategy;

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      G. Advising the Client with respect to the structuring and funding of receivables and payables as well as the funding of capital expenditures;

      H. Introducing Client to potential business acquisitions and merger candidates ("Merger Candidates:);

      I. Inspecting the assets and analyzing the operations of Merger Candidates; and

      J. Providing advice in structuring business acquisitions and assisting Client in negotiations for the acquisition of Merger Candidates.

All the foregoing services collectively are referred to herein as the "Consulting Services."

2. Compensation.

      In consideration of the performing the Consulting Services, Client hereby agrees to compensate the Consultant as follows:

      A. Client shall promptly issue to Consultant warrants to purchase 175,000 shares of common stock, par value $.001 per share ("Common Stock"), exercisable at a price of $1.00 per share for a period of three years after the date hereof and warrants to purchase 175,000 shares of Common Stock exercisable at a price of $1.50 per share for a period of three years after the date hereof.

            (i) Client agrees to include, at its own expense, the shares of Common Stock issuable upon exercise of the Warrants (the "Shares") in the next registration statement it files with the Securities and Exchange Commission, provided that the Consultant agrees to be bound by all terms and conditions included in registration rights agreements, generally.

      B. Client shall pay to the Consultant a retainer fee equal to $5,000 per month for a period of two years.

      C. Payment of compensation hereunder shall commence at the end of the first month after the Client completes an offering of its securities in the gross amount of $1,200,000 (said date being herein referred to as the "Compensation Date").

3. Term of Agreement, Extensions and Renewals.

      The term of this Agreement shall commence on the date hereof and shall expire twenty four (24) months from the Compensation Date (the "Initial Consulting Period"). Thereafter, this Agreement may be extended on a month-to-month basis (the "Extension Period") by mutual agreement of the parties executed in writing specifying the compensation for the Extension Period. Such notice shall be delivered at least (10) days prior to the end of the Initial Consulting Period or any subsequent extension period. In the event of termination pursuant to this paragraph, neither party shall have any further rights or obligations hereunder after the effective


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date of such termination except that the obligation of Client to make payments as provided for in this Agreement and to reimburse costs and expenses shall continue until paid in full by Client.

4. Nondisclosure of Confidential Information.

      Consultant hereby agrees that it will hold and will cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the Client furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, (ii) in the public domain through no fault of such party, or
(iii) later lawfully acquired from other sources by the party to which it was furnished), and each party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. Such confidence shall be maintained for a period of five years after the date hereof except to the extent such information comes into the public domain through no fault of the Consultant, and such information shall not be used to the detriment of, or in relation to any investment in, the other party and all such documents (including copies thereof) shall be returned to the other party immediately upon the written request of such other party. Consultant shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the Client party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

5. Due Diligence.

      Client shall supply and deliver to Consultant all information relating to its business as may be reasonably requested by Consultant and enable Consultant to make such investigation of Client and its business prospects.

6. Best Efforts.

      Consultant agrees that he will, at all times, faithfully and to the best of ~is experience, ability and talents, perform all the duties that may be required of and from Consultant pursuant to the terms of this Agreement. Consultant does not guarantee that its efforts will have any impact on Client's business or that any subsequent financial improvement will result from Consultant's efforts. Client understands and acknowledges that the success or failure of Consultant's efforts will be predicated on Client's assets and operating results.

7. Client's Right to Approve Transactions.

      Client expressly retains the right to approve, in its sole discretion, each and every transaction introduced by Consultant that involves Client as a party to any agreement. Consultant and Client mutually agree that Consultant is not authorized to enter into agreements on behalf of Client. It is mutually understood and agreed that Client is not obligated to accept or close on sales proposals, marketing proposals, financial transactions, any promotional proposal, acquisition or merger transactions submitted by Consultant.


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8. Place of Services.

      The Consulting Services contemplated to be performed by Consultant will be performed at locations selected by Consultant. It is understood and expected that Consultant will make contacts with persons and entities within and/or outside the U.S. deemed appropriate by Consultant.

9. Cost and Expenses.

      Consultant shall be responsible for all out-of-pocket expenses, travel expenses, third party expenses, filing fees, copy and mailing expenses that Consultant may incur in performing Consulting Services under this Agreement, unless specifically authorized by Client.

10. Non-Exclusive Services.

      Client acknowledges that Consultant is currently providing service~ of the same or similar nature to other parties and Client agrees that Consultant is not prevented or barred from rendering services of the same nature or a similar nature to any other individual or entity. Consultant understands and agrees that Client shall not be prevented or barred from retaining other persons or entities to provide services of the same or similar nature as those provided by Consultant. Consultant will advise Client of its position with respect to any activity, employment, business- arrangement or potential conflict of interest which may be relevant to this Agreement.

11. All Prior Agreements Terminated.

      This Agreement constitutes the entire understanding of the parties with respect to the engagement of Consultant and all prior agreements and understandings with respect thereto are hereby terminated and shall be of no force or effect.

12. Representations and Warranties of Client.

      Client hereby represents and warrants to Consultant that:

      A. Corporate Existence. Client is a corporation duly organized and validly existing, with corporate power to own property and carry on its business as it is now being conducted.

      B. No Conflict. This Agreement has been duly executed by Client and the execution and performance of this Agreement will not violate or result in a breach of, or constitute a default in, any agreement, instrument, judgment, decree or order to which Client is a party or to which Client is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Client is subject.

      C. Validity of Securities. The Warrants and shares of Common Stock underlying the Warrants (the "Shares') when paid for and issued in accordance with the terms thereof are and


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will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens and encumbrances.

      D. Authority. Client has the full legal right, power, authority and approval required to enter into, execute and deliver all the warrants and shares described in paragraph 2 of this Agreement and to fully perform all of its obligations hereunder.

13. Representations and Warranties of Consultant.

      Consultant hereby represents and warrants to Client that:

      A. Corporate Existence. Consultant is a corporation duly organized and validly existing, with corporate power to own property and carry on its business as it is now being conducted.

      B. Authority. Client has the full legal right, power, authority and approval required to enter into this Agreement and has duly authorized the execution of this Agreement and the issuance and delivery of the Warrants and Shares (collectively, the "Securities").

      C. Investment in Securities. The Consultant:

            (i) understands that the Warrants and the Shares are being issued without the benefit of registration under the Securities Act of 1933 (the "Act") or any state securities laws and may be disposed of only pursuant to an effective registration statement under the Act or pursuant to an available exemption from or in a transaction not subject to the registration requirements thereof and that in connection with any transfer of any Securities other than pursuant to an effective registration statement, the Client may require the Consultant to provide to the Client an opinion of counsel selected by the Consultant, the form and substance of which opinion shall be reasonably satisfactory to the Client, to the effect that such transfer does not require registration under the Act.

            (ii) is aware that an investment in the Securities involves a number of very significant risks and has conducted such due diligence with respect to the business of the Client as it deems necessary, and has received all the information it considers necessary or appropriate for deciding whether, to make a decision to accept the Securities as partial compensation for the services to be rendered hereunder.

            (iii) that the Securities received by the undersigned are being acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same, without in any way limiting the undersigned's right to resell the Shares once same have been registered in accordance with the terms hereof.

      D. Subsequent Events. Consultant will notify Client if subsequent to the date hereof either party incurs obligations which could compromise its efforts and obligations under this Agreement.


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14. Consultant is Not an Agent or Employee.

      Consultant's obligations under this Agreement consist solely of the Consulting Services described herein. In no event shall Consultant be considered to act as the employee or agent of Client or otherwise represent or bind Client. For the purposes of this Agreement, Consultant is an independent contractor. All final decisions with respect to acts of Client or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of Client or such affiliates and Consultant shall under no circumstance be liable for any expense incurred or loss suffered by Client as a consequence of such action or decisions.

15. Miscellaneous.

      A. Amendment. This Agreement may be amended or modified at any time in any manner only by an instrument in writing executed by the parties hereto.

      B. Waiver. All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act of occurrence.

      C. Assignment.

            (i) Neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other.

            (ii) Nothing in this Agreement, expressed or implied, is intended to confer upon any person or parties designated below, other than the parties and their successors, any rights or remedies under this Agreement.

            (iii) Notwithstanding the foregoing, the Client agrees to deliver any compensation payable to the Consultant hereunder to third parties designated by the Consultant upon Consultant's delivery to Client of written instructions to make such payments directly to third parties.

      D. Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal or when sent by facsimile transmission, charges prepaid provided that the communication is addressed:


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            (i) In the case of Client to:

                   Electronic Control Security, Inc.
                   790 Bloomfield Avenue, Building C-1
                   Clifton, NJ 07012

            (ii) In the case of Consultant to:

                   Jake Berg
                   Diversified Investors Capital Services of North America, Inc. 1023 Second Avenue, Suite 2N
                   New York, NY 10022

or to such other person or address designed by the parties to receive notice.

      E. Headings and Captions. The headings of paragraphs are included solely for convenience. If a conflict exists between any heading and the text of this Agreement, the text shall control.

      F. Entire Agreement. This instrument and the exhibits to this instrument contain the entire Agreement between the parties with respect to the transaction contemplated by the Agreement. It may be executed in any number of counterparts but the aggregate of the counterparts together constitute only one and the same instrument.

      G. Effect of Partial Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if it never contained any such invalid, illegal or unenforceable provisions.

      H. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement unless this Agreement specifically states such intent.

      I.. Facsimile Counterparts. If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

      J. Governing Law. This Agreement will be governed by the law of the State of New York. Any action arising out of, or in connection with, this Agreement shall be commenced only In Courts within the City and State of New York.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date herein above written.

                                        CONSULTANT
                                        DIVERSIFIED INVESTORS CAPITAL SERVICES
                                        OF NA, INC

                                        By:_____________________________________


                                        CLIENT:
                                        ELECTRONIC CONTROL SECURITY, INC.

                                        By:_____________________________________


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